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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Castlewood Holdings Limited on Form S-4 of our reports dated March 16, 2006, relating to the financial statements of The Enstar Group, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of The Enstar Group, Inc. for the year ended December 31, 2005.

We also consent to the reference to us under the headings "Enstar Summary Historical Financial Data" and "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP



July 7, 2006